Exhibit 99.1

Contact: Charity Frantz
April 25, 2024	570-724-0225
charityf@cnbankpa.com

C&N DECLARES DIVIDEND AND ANNOUNCES FIRST QUARTER 2024 UNAUDITED FINANCIAL RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month period ended March 31, 2024. C&N’s principal activity is community banking, and the largest subsidiary is Citizens & Northern Bank (the “Bank”).

Highlights:

●	Net income was $5,306,000, or $0.35 diluted earnings per share for the first quarter 2024, as compared to $4,261,000, or $0.28 per diluted share in the fourth quarter 2023 and $6,253,000, or $0.40 per diluted share in the first quarter 2023. Fourth quarter 2023 results included a net charge to earnings of $0.08 per share related to losses on sales of securities, a tax charge from initiating the surrender of bank-owned life insurance (“BOLI”) and noninterest income from a one-time enhancement on the purchase of new BOLI.
●	The net interest margin was 3.29% in the first quarter 2024 as compared to 3.31% in the fourth quarter 2023 and 3.71% in the first quarter 2023.
●	The provision for credit losses was $954,000 in the first quarter 2024 as compared to $951,000 in the fourth quarter 2023 and a credit for credit losses (reduction in expense) of $352,000 in the first quarter 2023. At March 31, 2024, the allowance for credit losses (“ACL”) was $20,023,000 or 1.07% of gross loans receivable, up from $19,208,000 or 1.04% of gross loans receivable at December 31, 2023.
●	Total loans receivable increased $24.3 million, or 1.3% at March 31, 2024 from December 31, 2023. Average loans receivable increased 5.0% (annualized) during the first quarter 2024 from the fourth quarter 2023. Average loans receivable were higher by 7.7% for the first quarter 2024 as compared to first quarter 2023.
●	Nonperforming loans totaled $19.3 million or 1.03% of total loans at March 31, 2024, up from $18.4 million or 0.99% of total loans at December 31, 2023 and $14.1 million or 0.81% of total loans at March 31, 2023. Nonperforming loans included nonaccrual loans, which increased $3.9 million from December 31, 2023 and $6.2 million from March 31, 2023, while loans past due 90 days or more still accruing decreased $3.0 million from December 31, 2023 and $989,000 from March 31, 2023. Total nonperforming assets were 0.78% of total assets at March 31, 2024, up from 0.75% at December 31, 2023 and 0.60% at March 31, 2023.
●	Total deposits decreased $18.9 million at March 31, 2024 from December 31, 2023. Total deposits, excluding brokered deposits, were lower by 1.2% from December 31, 2023. Average total deposits decreased 3.1% (annualized) during the first quarter 2024 from the fourth quarter 2023. Average total deposits were 3.6% higher for the first quarter 2024, as compared to the first quarter 2023.
●	At March 31, 2024, estimated uninsured and uncollateralized deposits totaled 21.3% of the Bank’s total deposits. C&N maintains highly liquid sources of available funds, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh and the Federal Reserve Bank of Philadelphia and available federal funds lines with other banks, as well as available-for-sale debt securities with a fair value in excess of collateral obligations. At March 31, 2024, available funding from these sources totaled 187.7% of uninsured deposits and 249.2% of uninsured and uncollateralized deposits.

Dividend Declared and Unaudited Financial Information

On April 25, 2024, C&N’s Board of Directors declared a regular quarterly cash dividend of $0.28 per share. The dividend is payable on May 17, 2024 to shareholders of record as of May 6, 2024.

Highlights related to C&N’s first quarter unaudited U.S. GAAP earnings results as compared to results for the fourth quarter 2023 and first quarter 2023 are presented below.

First Quarter 2024 as Compared to Fourth Quarter 2023

Net income was $5,306,000, or $0.35 per diluted share, for the first quarter 2024 as compared to $4,261,000, or $0.28 per diluted share, for the fourth quarter 2023. The results for the fourth quarter 2023 included the impact of a $1,253,000 charge, or $0.08 per diluted share, related to the repositioning of available-for-sale securities and BOLI investments. Other significant variances were as follows:

◾	Net interest income of $19,041,000 in the first quarter 2024 was down $553,000 from the fourth quarter 2023 total reflecting an increase in interest expense of $653,000 and an increase of $100,000 in interest and dividend income. The net interest margin was 3.29% in the first quarter 2024, down 0.02% from 3.31% in the fourth quarter 2023. The net interest spread decreased 0.03%, as the average rate on interest-bearing liabilities increased 0.15%, while the average yield on earning assets increased 0.12%.

◾	Noninterest income of $6,675,000 in the first quarter 2024 decreased $2,045,000 as included in the fourth quarter 2023 was a one-time BOLI enhancement fee of $2,100,000 related to the repositioning of BOLI investments.

◾	Net losses on available-for-sale debt securities were $3,042,000 for the fourth quarter 2023 with no comparable amount in first quarter 2024. C&N sold available-for-sale debt securities with an amortized cost basis of $45.5 million in December 2023 in connection with a repositioning of available-for-sale securities and BOLI investments.

◾	Noninterest expense of $18,304,000 in the first quarter 2024 decreased $95,000 from the fourth quarter 2023 amount. Significant variances included the following:

➢	Other noninterest expense of $1,862,000 decreased $928,000 from the fourth quarter 2023. Within this category, significant variances included the following:
◾	In the first quarter 2024, there was a reduction in expense of $483,000 related to the defined benefit postretirement medical benefit plan, including a curtailment of $469,000 related to plan adjustments. In comparison, in the fourth quarter 2023, there was a reduction in expense associated with the postretirement plan of $5,000.
◾	In the fourth quarter 2023, there was an accrued charge of $427,000 related to a trust department tax compliance matter with no comparable amount in first quarter 2024.
➢	Salaries and employee benefits expense of $11,562,000 increased $449,000 from the fourth quarter 2023. Incentive compensation expense increased $226,000 as the fourth quarter 2023 amount had been reduced based on an updated assessment of C&N’s earnings performance to that of a defined peer group. Payroll tax expenses increased, reflecting the normal pattern of such costs being highest in the beginning of the calendar year.

◾	The income tax provision of $1,152,000, or 17.8% of pre-tax income for the first quarter 2024 decreased $509,000 from $1,661,000, or 28.0% of pre-tax income for the fourth quarter 2023. The higher effective tax rate in the fourth quarter 2023 reflects the impact of a tax charge of $950,000 for the initiated surrender of BOLI partially offset by non-taxable income of $2,100,000 from the one-time enhancement on the purchase of new BOLI.

First Quarter 2024 as Compared to First Quarter 2023

First quarter 2024 net income was $5,306,000, or $0.35 per diluted share, as compared to $6,253,000, or $0.40 per diluted share, in the first quarter 2023. Significant variances were as follows:

◾	Net interest income of $19,041,000 in the first quarter 2024 was $1,740,000 lower than the first quarter 2023 total reflecting an increase in interest expense of $5,937,000 and an increase of $4,197,000 in interest and dividend income. The interest rate spread decreased 0.68%, as the average rate on interest-bearing liabilities increased 1.24%, while the average yield on earning assets increased 0.56%. The net interest margin was 3.29% in the first quarter 2024, down from 3.71% in the first quarter 2023.

◾	For the quarter ended March 31, 2024, there was a provision for credit losses of $954,000, an increase of $1,306,000 in expense compared to a credit for credit losses (reduction in expense) of $352,000 in the first quarter 2023. The provision for the first quarter 2024 included expense related to loans receivable of $960,000 and a credit related to off-balance sheet exposures of $6,000. In the first quarter 2024, the provision related to loans receivable resulted from an increase in qualitative factors and specific allowances on individually evaluated commercial loans, partially offset by reductions in C&N’s average net charge-off experience and the impact of an economic forecast used in the calculation of the ACL. The credit for credit losses in the first quarter 2023 resulted mainly from a reduction in the allowance related to the commercial segment of the portfolio. The ACL as a percentage of gross loans receivable was 1.07% at March 31, 2024 as compared to 1.05% at March 31, 2023.

◾	Noninterest income of $6,675,000 in the first quarter 2024 increased $1,066,000 from the first quarter 2023 amount. Significant variances included the following:

➢	Earnings from the increase in cash surrender value of life insurance of $470,000 increased $332,000 from the first quarter 2023 reflecting the earnings on the additional $30 million in Bank-Owned Life Insurance purchased in December 2023.

➢	Other noninterest income of $1,017,000 increased $246,000, including an increase of $182,000 in dividends from FHLB-Pittsburgh and Federal Reserve stock.

➢	Trust revenue of $1,897,000 increased $120,000, consistent with recent appreciation in the trading prices of many U.S. equity securities and includes revenue from new business.

➢	Net gains from sale of loans of $191,000 increased $117,000 from the first quarter 2023, reflecting an increase in volume of residential mortgage loans sold.

➢	Brokerage and insurance revenue of $539,000 increased $109,000 due to an increase in sales volume.

➢	Loan servicing fees, net, of $230,000 increased $108,000, as the fair value of servicing rights increased $25,000 in 2024 as compared to a decrease of $83,000 in 2023.

◾	Noninterest expense of $18,304,000 in the first quarter 2024 decreased $783,000 from the first quarter 2023 amount. Significant variances included the following:

➢	Other noninterest expense of $1,862,000 decreased $645,000 from the first quarter 2023. Within this category, significant variances included the following:
◾	As noted above, in the first quarter 2024, there was a reduction in expense of $483,000 related to the defined benefit postretirement medical benefit plan. In comparison, in the first quarter 2023, there was a reduction in expense associated with the postretirement plan of $5,000.

◾	Expenses from check fraud, debit card fraud and other operational losses totaled $50,000 in the first quarter 2024, a decrease of $139,000 from the first quarter 2023.
◾	Advertising expense totaled $136,000 in the first quarter 2024, a decrease of $77,000.
◾	FDIC insurance expense increased $120,000 from the first quarter of 2023, reflecting the impact of an increase in base deposit insurance assessment rate applicable to all FDIC-insured banks.
➢	Professional fees of $518,000 decreased $419,000 as first quarter 2023 included $389,000 of conversion costs related to a change in wealth management platform for providing brokerage and investment advisory services.

➢	Salaries and employee benefits expense of $11,562,000 increased $135,000, including an increase in base salaries expense of $336,000, or 4.6%, while incentive compensation expense decreased $171,000.

◾	The income tax provision of $1,152,000, or 17.8% of pre-tax income for the first quarter 2024 decreased $257,000 from $1,409,000, or 18.4% of pre-tax income for the first quarter 2023. The decrease in income tax provision reflected the decrease in pre-tax income of $1,204,000 for the quarter.

Other Information:

Changes in other unaudited financial information are as follows:

◾	Total assets amounted to $2,521,537,000 at March 31, 2024, up from $2,515,584,000 at December 31, 2023 and $2,429,872,000 at March 31, 2023.

◾	The amortized cost of available-for-sale debt securities decreased to $457,081,000 at March 31, 2024 from $464,968,000 at December 31, 2023 and $527,589,000 at March 31, 2023. The fair value of available-for-sale debt securities at March 31, 2024 was lower than the amortized cost basis by $51,987,000, or 11.4%. In comparison, the aggregate unrealized loss position was $49,213,000 (10.6%) at December 31, 2023 and $54,775,000 (10.4%) at March 31, 2023. The unrealized decrease in fair value of the portfolio has resulted from an increase in interest rates as compared to rates when the securities were purchased. Management reviewed the available-for-sale debt securities as of March 31, 2024 and concluded, as of such date, that there were no credit-related declines in fair value and that the unrealized losses on all of the securities in an unrealized loss position are considered temporary.

◾	Gross loans receivable totaled $1,872,449,000 at March 31, 2024, an increase of $24,310,000 (1.3%) from total loans at December 31, 2023 and an increase of $127,310,000 (7.3%) from total loans at March 31, 2023. In comparing outstanding balances at March 31, 2024 and 2023, total commercial loans were up $113,513,000 (8.8%), reflecting growth in non-owner occupied commercial real estate loans of $57,131,000 owner occupied commercial real estate loans of $28,379,000 and other commercial loans of $28,003,000. Within other commercial loans, the outstanding balance of commercial construction and land loans increased $35,643,000 and commercial lines of credit increased $2,682,000, offset by decreases in the outstanding balances of commercial and industrial loans, loans to political subdivisions and other commercial loans. Total residential mortgage loans were up $7,943,000 (2.0%), and total consumer loans increased $5,854,000 (10.8%). The outstanding balance of residential mortgage loans originated and serviced by C&N that have been sold to third parties was $322.3 million at March 31, 2024, up $993,000 (0.3%) from March 31, 2023.

◾	At March 31, 2024, the recorded investment in non-owner occupied commercial real estate loans for which the primary purpose is utilization of office space by third parties was $93,998,000, or 5.0% of gross loans receivable. At March 31, 2024, within this segment there were two loans with a total recorded investment of $3,899,000 in nonaccrual status with specific allowances totaling $506,000. The remainder of the non-owner occupied commercial real estate loans with a primary purpose of office space utilization were in accrual status with no specific allowance at March 31, 2024.

◾	Total nonperforming assets as a percentage of total assets was 0.78% at March 31, 2024, up from 0.75% at December 31, 2023 and 0.60% at March 31, 2023. Total nonperforming assets were $19.8 million at March 31, 2024, up from $18.8 million at December 31, 2023 and $14.6 million at March 31, 2023. Nonperforming loans included increases in nonaccrual loans of $3.9 million from December 2023 and $6.2 million from March 31, 2023, while loans past due 90 days or more still accruing decreased $3.0 million from December 31, 2023 and $989,000 from March 31, 2023. At March 31, 2024, total loans receivable individually evaluated with an allowance were $10,062,000, with specific allowances (included in the total ACL on loans receivable) totaling $1,403,000. In comparison, at December 31, 2023, loans individually evaluated with an allowance totaled $7,786,000 with specific allowances totaling $743,000, and, at March 31, 2023, loans individually evaluated with an allowance totaled $5,802,000 with specific allowances totaling $895,000. In the first quarter 2024, the increase in nonaccrual loans and in loans receivable individually evaluated with an allowance included commercial construction and land loans to one borrower totaling $2.4 million with a specific allowance of $477,000 at March 31, 2024.

◾	Deposits totaled $1,995,903,000 at March 31, 2024, down $18,903,000 (0.9%) from $2,014,806,000 at December 31, 2023. Total deposits, excluding brokered deposits, were down $23,925,000 (1.2%) at March 31, 2024 from December 31, 2023. Total deposits were up $79,863,000 (4.2%) at March 31, 2024 as compared to March 31, 2023, including an increase in brokered deposits of $54,274,000. At March 31, 2024, C&N’s estimated uninsured deposits totaled $568.1 million, or 28.2% of the Bank’s total deposits, as compared to $592.2 million, or 29.2% of the Bank’s total deposits at December 31, 2023. Included in uninsured deposits are deposits collateralized by securities (almost exclusively municipal deposits) totaling $140.1 million, or 7.0% of the Bank’s total deposits, at March 31, 2024.

◾	C&N maintained highly liquid sources of available funds totaling $1.1 billion at March 31, 2024, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $712.9 million, unused availability on the Federal Reserve Bank of Philadelphia’s discount window of $19.1 million, available federal funds lines with other banks of $75 million and available-for-sale debt securities with a fair value in excess of collateral obligations of $259.5 million. At March 31, 2024, available funding from these sources totaled 187.7% of uninsured deposits, and 249.2% of uninsured and uncollateralized deposits.

◾	The outstanding balance of borrowed funds, including Federal Home Loan Bank advances, repurchase agreements, senior notes and subordinated debt, totaled $237,248,000 at March 31, 2024, up $25,489,000 from December 31, 2023 and $5,736,000 from March 31, 2023.

◾	Total stockholders’ equity was $261,656,000 at March 31, 2024, down from $262,381,000 at December 31, 2023 and up from $255,568,000 at March 31, 2023. Within stockholders’ equity, the portion of accumulated other comprehensive loss related to available-for-sale debt securities was $41,071,000 at March 31, 2024, $38,878,000 at December 31, 2023 and $43,271,000 at March 31, 2023. The volatility in stockholders’ equity related to accumulated other comprehensive loss from available-for-sale debt securities has been caused by fluctuations in interest rates including overall increases in rates as compared to market rates when most of C&N’s securities were purchased. Accumulated other comprehensive loss is excluded from C&N’s regulatory capital ratios.

◾	On September 25, 2023, the Corporation announced a new treasury stock repurchase program. Under this program, C&N is authorized to repurchase up to 750,000 shares of its common stock. No shares have been repurchased under this program through March 31, 2024.

◾	Citizens & Northern Bank is subject to various regulatory capital requirements. At March 31, 2024, Citizens & Northern Bank maintains regulatory capital ratios that exceed all capital adequacy requirements. Management expects the Bank to remain well-capitalized for the foreseeable future.

◾	Trust assets under management by C&N’s Wealth Management Group amounted to $1,224,573,000 at March 31, 2024, up 3.1% from $1,188,082,000 at December 31, 2023, and up 8.6% from $1,127,439,000 at March 31, 2023. Fluctuations in values of assets under management reflect the impact of market volatility.

◾	Under U.S. GAAP, interest income on tax-exempt securities and loans are reported at their nominal amounts, with the tax benefit accounted for as a reduction in the income tax provision. C&N presents certain analyses and ratios with net interest income determined on a fully taxable-equivalent basis, which are non-GAAP financial measures as presented. C&N believes presentation of net interest income on a fully taxable-equivalent basis provides investors with meaningful information for purposes of comparing the returns on tax-exempt securities and loans with returns on taxable securities and loans. The excess of net interest income on a fully taxable-equivalent basis over the amounts reported under U.S. GAAP was $195,000, $199,000 and $269,000 for the first quarter 2024, fourth quarter 2023 and first quarter 2023, respectively. The excess of net interest income on a fully taxable-equivalent basis over the amounts reported under U.S. GAAP was $919,000 for the year ended December 31, 2023, and $1,226,000 for the year ended December 31, 2022.

Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank, headquartered in Wellsboro, Pennsylvania which operates 29 banking offices located in Bradford, Bucks, Cameron, Chester, Lycoming, McKean, Potter, Sullivan, Tioga, York and Lancaster Counties in Pennsylvania and Steuben County in New York, as well as a loan production office in Elmira, New York. Citizens & Northern Corporation trades on NASDAQ under the symbol “CZNC.” For more information about Citizens & Northern Bank and Citizens & Northern Corporation, visit www.cnbankpa.com.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, sources of liquidity and capital funding, and regulatory responses to these developments; C&N’s credit standards and its on-going credit assessment processes might not protect it from significant credit losses; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in C&N’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; information security breach or other technology difficulties or failures; changes in accounting principles, or the application of generally accepted accounting principles; failure to achieve merger-related synergies and difficulties in integrating the business and operations of acquired institutions; and fraud and cyber malfunction risks as usage of artificial intelligence continues to expand. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.